EXHIBIT 11
                         CONSENT OF INDEPENDENT AUDITORS









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                             McGLAREY & PULLEN, LLP
                  Certified Public Accountants and Consultants


                         CONSENT OF INDEPENDENT AUDITORS


          We hereby consent to the use of our reports dated January 10, 1997 on the financial statements of FAM Value Fund and FAM Equity-Income Fund, series of Fenimore Asset Management Trust referred to therein, which appear in the 1996 Annual Reports to Shareholders and which are incorporated herein by reference, in Post-Effective Amendment No. 21 to the Registration Statement on Form N-1A, File No. 33-7190, as filed with the Securities and Exchange Commission.

         We also consent to the reference to our firm in the Prospectus under the caption "Fund Auditors".


                                               McGLADREY & PULLEN, LLP

New York, New York
April 22, 1997